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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Aquila Biopharmaceuticals, Inc. on Form S-3 (File No. 333-466-41 and File No. 333-80-085) of our report dated February 8, 2000 (except for Note 19, as to which the date is March 24th, 2000), on our audits of the consolidated financial statements of Aquila Biopharmaceuticals, Inc. as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in the Annual Report on Form 10-K.



                               /s/ PricewaterhouseCoopers, LLP
Boston, Massachusetts
March 29, 2000